EXHIBIT (a)(1)(C)


                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                            MICROTOUCH SYSTEMS, INC.
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)


     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share, including associated preferred stock purchase rights (the "Shares"), of MicroTouch Systems, Inc., a Massachusetts corporation (the "Company"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

               BY MAIL:                         BY HAND:                                          BY COURIER:
    EquiServe Trust Company, N.A.    Securities Transfer and Reporting Services, Inc.      EquiServe Trust Company, N.A.
    Attn: Corporate Actions          c/o EquiServe Trust Company, N.A.                     Attn: Corporate Actions
    P.O. Box 8029                    100 William Street, Galleria                          150 Royale Street
    Boston, Massachusetts 02266      New York, New York 10038                              Canton, Massachusetts 02021


                           BY FACSIMILE TRANSMISSION:
                        (For Eligible Institutions only)
                                 (781)575-2233


                         CONFIRM FACSIMILE TRANSMISSION:
                                By telephone only
                                 (781)575-3120


     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Equinox Acquisition, Inc., a Massachusetts corporation (the "Purchaser") and a wholly owned indirect subsidiary of Minnesota Mining and Manufacturing Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated November 17, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

--------------------------------------   ---------------------------------------

                                          Name(s) of
Number of Shares ____________________     Record
                                          Holder(s): ___________________________

                                          ______________________________________

Certificate Nos. (if available ______     ______________________________________
                                                      PLEASE PRINT

(Check box if Shares will be tendered Address(es): _________________________ by book-entry transfer)
                                          ______________________________________
                                                                      (Zip Code)
[ ] The Depository Trust Company
                                          Daytime Area Code and Tel. No.: ______
Account Number ______________________
                                          Signature(s): ________________________
Dated _______________________________
                                          ______________________________________
--------------------------------------   ---------------------------------------

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three National Association of Securities Dealers Automated Quotation System trading days (as defined in the Letter of Transmittal) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

--------------------------------------   ---------------------------------------
Name of Firm: _______________________     ______________________________________
                                                   AUTHORIZED SIGNATURE

Address: ____________________________     Name: ________________________________
                                                   PLEASE TYPE OR PRINT

_____________________________________     ______________________________________
                             Zip Code

                                          Title: _______________________________
Area Code and Tel. No.: _____________
                                          Dated: _______________________________
--------------------------------------   ---------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.